Exhibit 5.1

[Sullivan & Cromwell LLP Letterhead]

February 28, 2017

Barclays Bank PLC,
      1 Churchill Place,
              London E14 5HP.

Ladies and Gentlemen:

We are acting as counsel to Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”).  The Company filed with the Securities and Exchange Commission, on July 18, 2016, a registration statement on Form F-3ASR (File No. 333-212571) (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to, among other things, the proposed offer and sale of an unspecified principal amount of the Company’s senior, unsecured debt securities, including the Notes.  The Notes are being issued under an indenture, dated as of September 16, 2004 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”).

We have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion, the Notes constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the laws of England and Wales relevant to the foregoing opinion.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Notes or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimens thereof examined by us, that the Notes have been duly authenticated by one of the Trustee’s

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authorized officers, that the Notes have been delivered against payment as contemplated in the Registration Statement and that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

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Annex A

Title of Notes	Date of Issue
$946,000 Notes due August 27, 2020 Linked to the Performance of the Barclays Trailblazer Sectors 5 Index (CUSIP: 06741VJK9)	February 28, 2017
$2,376,000 Buffered SuperTrackSM Notes due February 28, 2022 Linked to the Performance of S&P 500® Index (CUSIP: 06741VJA1)	February 28, 2017
$1,513,000 Buffered SuperTrackSM Notes due February 28, 2022 Linked to the Performance of Dow Jones Industrial AverageSM (CUSIP: 06741VJD5)	February 28, 2017
$754,000 Callable Contingent Coupon Notes due February 28, 2022 Linked to the Lesser Performing Index of the S&P 500® Index and the Russell 2000® Index (CUSIP: 06741VJE3)	February 28, 2017
$600,000 Callable Contingent Coupon Notes due February 27, 2020 Linked to the Lesser Performing Index of the Russell 2000® Index and the EURO STOXX 50® Index (CUSIP: 06741VJL7)	February 28, 2017
$401,000 Buffered Digital Notes due August 28, 2019 Linked to the Performance of the Russell 2000® Index (CUSIP: 06741VJR4)	February 28, 2017
$1,433,000 Buffered Digital Notes due August 27, 2020 Linked to the Performance of the S&P 500® Index (CUSIP: 06741VJT0)	February 28, 2017
$811,000 Phoenix Autocallable Notes due May 25, 2018 Linked to the Performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF (CUSIP: 06741VJV5)	February 28, 2017
$115,000 Digital Plus Notes due February 28, 2022 Linked to the Lesser Performing Index of the Russell 2000® Index and the S&P 500® Index (CUSIP: 06741VJX1)	February 28, 2017

$4,250,000 Step Down Callable Contingent Payment Notes due February 26, 2027 Linked to the Lesser Return of the Russell 2000® Index and the EURO STOXX 50® Index (CUSIP: 06741VKE1)	February 28, 2017
$2,360,000 SuperTrackSM Notes due April 26, 2018 Linked to the Performance of the S&P 500® Index (CUSIP: 06741VL59)	February 28, 2017
$677,000 SuperTrackSM Notes due August 27, 2020 Linked to the Performance of S&P 500® Index (CUSIP: 06741VJZ6)	February 28, 2017
$1,090,000 Notes due August 28, 2023 Linked to the Performance of the Barclays Trailblazer Sectors 5 Index (CUSIP: 06741VJJ2)	February 28, 2017
$611,000 Buffered Digital Notes due February 28, 2019 Linked to the Performance of the S&P 500® Index (CUSIP: 06741VJS2)	February 28, 2017
$1,128,000 Phoenix AutoCallable Notes due August 28, 2018 Linked to the Lesser Performing Index of the Russell 2000® Index and the S&P 500® Index (CUSIP: 06741VK35)	February 28, 2017
$2,367,000 Step Up Callable Contingent Payment Notes due February 26, 2027 Linked to the Lesser Return of the Russell 2000® Index and the EURO STOXX 50® Index (CUSIP: 06741VJM5)	February 28, 2017
$865,000 Phoenix Autocallable Notes due February 28, 2018 Linked to the Performance of the VanEck VectorsTM Gold Miners ETF (CUSIP: 06741VJW3)	February 28, 2017
$3,300,000 Phoenix AutoCallable Notes due February 28, 2019 Linked to the Least Performing Reference Asset of Three Common Stocks (CUSIP: 06741VK50)	February 28, 2017
$6,401,000 AutoCallable Notes due February 28, 2019 Linked to the Least Performing	February 28, 2017

Reference Asset of Three Common Stocks (CUSIP: 06741VJQ6)
$2,500,000 AutoCallable Notes due August 28, 2018 Linked to the Least Performing Reference Asset of Four Common Stocks (CUSIP: 06741WCD0)	February 28, 2017
$6,591,000 AutoCallable Notes due February 28, 2019 Linked to the Least Performing Reference Asset of Four Common Stocks (CUSIP: 06741VJN3)	February 28, 2017
$7,035,000 Phoenix AutoCallable Notes due February 29, 2024 Linked to the Lesser Performing Index of the Russell 2000® Index and the S&P 500® Index (CUSIP: 06741VK84)	February 28, 2017
$2,722,000 Callable Range Accrual Notes due February 28, 2022 Linked to the Performance of the Russell 2000® Index (CUSIP: 06741VK92)	February 28, 2017
$2,508,000 AutoCallable Notes due February 28, 2019 Linked to the Least Performing Reference Asset of Three Common Stocks (CUSIP: 06741WCE8)	February 28, 2017